UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   September 14, 2021

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11770 President Drive, Ste. F, Boise, Idaho	83713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

11770 W. President Dr., Ste. F, Boise, Idaho 83713

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	THMG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Business and Operations

Item 1.01Entry into a Material Definitive Agreement

On September 14, 2021, Thunder Mountain Gold, Inc., by and through its subsidiaries Thunder Mountain Resources, Inc., a Nevada corporation, and South Mountain Mines, Inc., an Idaho corporation (collectively the “Company”) entered into the Third Amending Agreement to Option Agreement (the “Third Amending Agreement”) with BeMetals Corp., a British Columbia corporation, and its wholly owned subsidiary BeMetals USA Corporation, a Delaware corporation.

The Third Amending Agreement amends the Option Agreement dated February 27, 2019, as filed with the Securities and Exchange Commission on March 4, 2019 and as amended May 28, 2019 and June 1, 2020 (collectively the “Option Agreement”).  The Third Amending Agreement extends the Option Period of the Option Agreement to December 31, 2022 and requires the Tranche 6 Cash Payment of US$250,000 to be paid on or before September 30, 2021. The Third Amending Agreement also removes the extension of the option period if the PEA (pre-feasibility or feasibility study) is not delivered during the option period.

The foregoing description of the Third Amending Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the Third Amending Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
10.1	Third Amending Agreement to Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.

                      (Registrant)

 By: /s/ ERIC T. JONES

 -------------------------------------------------

Eric T. Jones

President and Chief Executive Officer

Date:  September 17, 2021